                                                                    EXHIBIT 3.7

                          CERTIFICATE OF INCORPORATION

                                       OF

                  CINCINNATI INTERNATIONAL FINANCE CORPORATION





                                RECEIVED & FILED
                              FEB 14 1966 10 A.M.

                                /s/ [ILLEGIBLE]
                               SECRETARY OF STATE

                  CINCINNATI INTERNATIONAL FINANCE CORPORATION

                          CERTIFICATE OF INCORPORATION

                           Incorporated under the laws
                            of the State of Delaware

                          CERTIFICATE OF INCORPORATION

                                       OF

                  CINCINNATI INTERNATIONAL FINANCE CORPORATION

         We, the undersigned, for the purpose or associating to establish a corporation for the transaction of the business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions, and subject to the requirements, of the laws of the State of Delaware (particularly Chapter 1 of Title 8 of the Delaware Code of 1953, known as the "General Corporation Law of the State of Delaware", and the acts amendatory thereof, supplemental thereto or substituted therefor), do make and file this Certificate of Incorporation in writing and do hereby certify as follows:

         FIRST: The name of the corporation (hereinafter called the Company) is

                  CINCINNATI INTERNATIONAL FINANCE CORPORATION

         SECOND: The respective names of the County and of the City within the County in which the principal office of the Company is to be located in the State of Delaware are the County of New Castle and the City of Wilmington. The name of the resident agent of the Company is The Corporation Trust Company. The street and number of said principal office and the address by street and number of said resident agent is No. 100 West Tenth Street, in the City of Wilmington, State of Delaware, 19899.

         THIRD: The name of the business of the Company, and the objects and purposes to be transacted, promoted or carried on by it, are as follows:

         (a) To acquire by purchase, subscription, exchange or otherwise and to receive, hold, own, sell, assign, transfer, exchange or otherwise dispose of, pledge or hypothecate, all kinds of stocks, bonds, mortgages, debentures, trust receipts, notes, and other securities, obligations, contracts, choses in action and evidences of indebtedness generally of any corporations, associations, firms, trusts, persons, governments, states, colonies, municipalities and other organizations; to receive, collect and dispose of interest, dividends and income upon, of and from any of the foregoing and any other property held or owned by it and to exercise any and all rights, powers and privileges of individual ownership or interest in respect of any and all such stocks or other securities or obligations, including the right to vote thereon or consent in respect thereof, for any and all purposes, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value thereof and to guarantee the same or become surety in respect thereto, and to aid by loan, subsidy, guarantee or otherwise, those issuing, creating or responsible for the same, and to exercise any and all of said powers, either on its own account, or with or as agent for other persons, firms, corporations or other organizations;

         (b) To make, manufacture, develop, assemble, use, repair, buy, sell, lease and otherwise deal in and with machines, machinery, engines, motors, dynamos, apparatus, instruments, fixtures, appliances, devices and contrivances of any kind or nature whatsoever and any parts, accessories or improvements of any thereof, of any kind or nature whatsoever, and any and all other goods, articles, materials, wares and merchandise of any kind or nature whatsoever, and to do all things incident thereto, and to hold all property and interests in property, real or personal, that may be necessary or convenient therefor;

      (c) To acquire by purchase or otherwise, erect, construct, improve, maintain and operate, or aid in or subscribe towards the erection, construction, improvement, maintenance and operation of, mills, factories, plants, laboratories, shops, storehouses, tanks, buildings, roads, watercourses, reservoirs, docks, piers, wharves, machinery, care and other rolling stock, steamers, steamboats, tugs, barges and vessels and works and structures of all kinds, in so far as the same may appertain to or be useful in the conduct of the business of the Company;

      (d) To adopt, apply for, obtain, register, purchase, lease or otherwise acquire, maintain, protect, hold, use, own, exercise, develop, operate, introduce, sell and grant licenses or other rights in respect of, and assign or otherwise dispose of or turn to account, any trademarks, trade names, patents, patent rights, concessions, copyrights and distinctive marks and rights analogous thereto, and inventions, improvements, processes, recipes, formulas and the like, including such thereof as may be covered by, used in connection with, or secured or received under, Letters Patent of the United States of America or of any other jurisdiction, which may be deemed capable of use in connection with any of the purposes of the Company herein stated; and to acquire, use, exercise or otherwise turn to account licenses in respect of any such trademarks, trade names, patents, patent rights, concessions, copyrights, distinctive marks and rights analogous thereto, inventions, improvements, processes, recipes, formulas and the like;

      (e) To acquire by purchase, exchange, lease or otherwise, and to own, hold, develop, operate, sell, assign, lease, transfer, convey, exchange, mortgage, pledge or otherwise dispose of or encumber property, real or personal, tangible or intangible, of any class or description, wheresoever situated, and rights and privileges therein;

      (f) To borrow or raise moneys for any of the purposes of the Company, without limit as to amount; from time to time to issue and sell, pledge or otherwise dispose of bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, of the Company, for moneys so borrowed or in payment for property acquired, or for any of the other objects or purposes of the Company or in connection with its business; to secure such bonds, debentures, notes and other evidences of indebtedness by mortgage or mortgages, or deed or deeds of trust, or pledge or other lien upon any or all of the property, rights, privileges or franchises of the Company, wheresoever situated, acquired or to be acquired;

     (g) To acquire by purchase, exchange, lease or otherwise all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business in which the Company may lawfully engage; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and, in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporation, and to conduct the whole or any part of any business thus acquired;

       (h) To purchase, hold, cancel, reissue, sell, exchange, transfer or otherwise deal in its own securities (including shares of its capital stock of any class), from time to time, to such an extent and in such manner and upon such terms as the Board of Directors may determine; provided that the Company shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital, except as otherwise permitted by law; and provided further that shares of its own capital stock belonging to the Company shall not be voted upon directly or indirectly;

      (i) To aid by loan, guaranty, subsidy or in any other manner whatsoever, in so far as may be permitted by law, any person, firm, corporation, or association, domestic or foreign, any shares, or voting trust certificates for shares, or bonds, debentures, notes or other evidences of indebtedness of which shall be held by or for the Company or a subsidiary, or in which, or in the welfare of which, the Company shall have any interest, and to do any acts or things designed to protect, preserve, improve or enhance the value of any such shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness; and to guarantee, in so far as may be permitted by law, the payment of dividends upon any shares, or any sinking fund payments in respect of the shares, or the payment of the principal of, or interest on, or sinking fund payments in respect of, any bonds, debentures, notes or other evidences of indebtedness, or the performance of any contract, of any such person, firm, corporation or association;

      (j) To carry out all or any part of the foregoing purposes as principal, factor, agent, contractor or otherwise, either alone or in conjunction with any person, firm, association or other corporation and in any part of the world; and, in carrying on its business and for the purpose of furthering any of its purposes, to make and perform any and all such contracts of any kind and description with any person, firm, association, corporation, municipality, body politic, county, state or government, or colony or dependency thereof, and to do any and all such acts and things and to exercise any and all such powers, as a natural person could lawfully make, perform, do or exercise, provided that the same be not inconsistent with the laws of the State of Delaware;

      (k) To conduct its business in any and all of its branches in the State of Delaware, and in any and all other states, territories, possessions, colonies and dependencies of the United States of America, and in the District of Columbia, and in any and all foreign countries; to have one or more offices within and without the State of Delaware; and to carry on all and any of its operations and business without restriction or limit as to amount; and

      (l) To do any and all things necessary, suitable, convenient or proper for, or in connection with, or incidental to, the accomplishment of any of the purposes herein enumerated, or designed directly or indirectly to promote the interests of the Company, or to enhance the value of any of its properties or rights; and, in general, to do any and all things and exercise any and

      All powers which it may now or hereafter be lawful for the Company to do or to exercise under the laws of the State of Delaware.

            It is the intention that the objects and purposes set forth in the foregoing clauses of this Article THIRD shall not, unless otherwise specified herein, be in any wise limited or restricted by reference to, or inference from, the terms of any other clause of this or any other article in this Certificate or Incorporation, but that the objects and purposes set forth in each of the clauses of this Article shall be regarded as independent objects and purposes.

            It is also the intention that said clauses shall be construed as powers, as well as objects and purposes, and that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Company, and, generally, that the Company shall be authorized to do all things and exercise any and all powers, rights and privileges which a corporation may now or hereafter be organized to do or exercise under the General Corporation Law of the State of Delaware, or under any act amendatory thereof, supplemental thereto or substituted therefor; provided, however, that the Company shall not, in any state, district, territory, province, possesslon or country, carry on any business, or exercise any powers, except to the extent that a similar corporation organized under the laws of said state, district, territory, province, possession or country could carry on such business or exercise such powers therein.

            Notwithstanding any other provision of this Certificate of Incorporation, the Company shall not have power or authority to issue bills, notes or other evidences of debt for circulation as money, or to carry on the business of receiving deposits of money, or the business of buying gold or silver bullion or foreign coins, or to engage in the business of banking or insurance, or to carry on the business of constructing, maintaining or operating public utilities in the State of Delaware.

            FOURTH: The total number of shares of stock which the Company shall have authority to issue is five thousand (5,000), and the par value of each of such shares shall be One hundred Dollars ($100). All such shares shall be of one class and shall be designated Common Stock.

            The minimum amount of capital with which the Company shall commence business is One thousand Dollars ($1,000).

            FIFTH: The names and places of residence of each of the incorporators are as follows:

     Name                Place of Residence
     ----                ------------------
S. H. Livesay           Wilmington, Delaware
F. J. Obara, Jr.        Wilmington, Delaware
A. D. Grier             Wilmington, Delaware

            SIXTH: The Company is to have perpetual existence.

            SEVENTH: The private property of the stockholders of the Company shall not be subject to the payment of corporate debts to any extent whatever.

            EIGHTH: For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company and of its directors and stockholders, it is further provided:

            1. The number of directors of the Company shall be fixed by, or in the manner provided in, its By-laws, but in no case shall the number be less than three. A director need not be a stockholder. The election of directors of the Company need not be by ballot unless the By-laws so require. One-third of the directors (but not less than two) shall constitute a quorum for the transaction of business, unless the By-laws shall provide that a different number shall constitute a quorum, which in no case shall be less than one-third of the total number of directors nor less than two directors.

            2. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

                  (a) To make, alter, amend and repeal the By-laws of the Company, in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation of the Company, subject to the power of the stockholders of the Company having voting power to alter, amend or repeal the By-laws made by the Board of Directors;

                  (b) Subject to the applicable provisions of the By-laws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the Company, or any of them, shall be open to the inspection of stockholders; and a stockholder shall not have any right to inspect any account or book or document of the Company, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Company;

                  (c) Without the assent or vote of the stockholders, to authorize and issue, from time to time, obligations of the Company, secured or unsecured, to include therein such provisions as to redeemability, convertibility into shares of stock of the Company or otherwise, and to authorize the mortgaging or pledging, as security therefor, of any property, real or personal, then owned or thereafter acquired by the Company, all as the Board of Directors, in its sole discretion, may determine;

                  (d) To determine whether any, and, if any, what part, of the annual net profits of the Company or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition or any such annual net profits or net assets in excess of capital;

                  (e) To fix from time to time the amount of the profits of the Company to be reserved as working capital or for any other lawful purpose;

                  (f) To establish bonus, profit-sharing, retirement or other types of incentive or compensation plans for the officers and employees (including officers and employees who are also directors) of the Company and to determine the persons to participate in any such plans and the amount of their respective participations; and in connection with the acquisition of all or any part of the property, assets, business and good will of any persons, firms, associations or corporations, to assume, adopt or enter into any such plans previously established by such persons, firms, associations or corporations;

                  (g) By resolution passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two (2) or more of the directors of the Company, which to the extent provided in said resolution or in the By-laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company and may have power to authorize the seal of the Company to be affixed to all papers which may require it, such committee or committees to have such name or names as may be stated in the By-laws or as may be determined from time to time by resolution adopted by the Board of Directors;

                  (h) To cause the Company to enter into an agreement or agreements with one or more stockholders restricting or affecting the transferability of any shares of stock represented by certificates held by such stockholders and, provided the restriction is stated upon the certificate or certificates representing such shares, to restrict the transferability of any shares of stock so represented in accordance with such agreement or agreements; and

                  (i) In addition to the powers and authorities hereinbefore and by the laws of the State of Delaware expressly conferred upon the Board or Directors, to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the state of Delaware, of this Certificate of Incorporation and of the By-laws of the Company.

            3. Any director elected by the stockholders of the Company and any director or officer elected or appointed by its Board of Directors may be removed at any time in such manner as shall be provided in the By-laws of the Company.

            4. In the absence of fraud, no contract or other transaction between the Company and any other corporation, and no act of the Company, shall in any way be invalidated or otherwise affected by the fact that any one or more of the directors of the Company are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation or have a pecuniary or other interest in such act. Any director of the Company individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Company, provided that the fact that he individually or such firm or association is such a party or so interested shall be disclosed or shall have been known to the Board of Directors of the Company or a majority or the members thereof who shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken: and any director of the Company who is also a director or officer of such other corporation or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors or of any committee thereof which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of the Company may vote upon any contract or other transaction between the Company and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

      Any contract, transaction or act of the Company, of the Board of Directors, of any committee of the Board of Directors, which shall be ratified by a majority of a quorum of the stockholders of the Company entitled to vote at any annual meeting, or at any special meeting called for such purpose, shall, in so far as permitted by law or by this Certificate of Incorporation, be as valid and as binding as though ratified by every such stockholder; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the Company, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

            5. Subject to any limitation in the By-laws then in effect, the members or the Board of Directors shall be entitled to reasonable fees, salaries, or other compensation for their services and to reimbursement for their expenses as such members. Nothing contained herein shall preclude any director from serving the Company, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor.

            NINTH: The stockholders and the Board of Directors shall have the power, if the By-Laws so provide, to hold their respective meetings outside of the State of Delaware, and, except as otherwise required by law, the corporate records, books, documents and papers of the Company may be kept outside of the State of Delaware.

            TENTH: The Company reserves the right from time to time to amend, alter, change, add or to repeal any provisions contained in this Certificate of Incorporation in any manner now or hereafter prescribed by law, and all rights and powers at any time conferred upon stockholders, directors and officers of the Company by this Certificate of Incorporation or any amendment thereof are subject to the provisions of this Article TENTH.

            IN WITNESS WHEREOF, we, the undersigned, being all of the incorporators hereinabove named, do hereby further certify that the facts hereinabove stated are truly set forth, and accordingly have hereunto set our respective hands and seals this 14th day of February 1966.

                                                /s/ [ILLEGIBLE] [L.S.]
                                                -----------------------

                                                /s/ [ILLEGIBLE] [L.S.]
                                                ----------------------

                                                /s/ [ILLEGIBLE] [L.S.]
                                                ----------------------

STATE OF DELAWARE,    )
                      ) ss.:
COUNTY OF NEW CASTLE, )

            BE IT REMEMBERED that on the 14th day of February 1966, personally
appeared before me, A. Dana Atwell       , a Notary Public in and for the County
and State aforesaid,'

    S. H. Livesay           , P. J. Obara, Jr.        ,
and A. D. Orier            , all the incorporators

who signed the foregoing Certificate of Incorporation, known to me personally to be such, and I having made known to them and to each of them the contents of said Certificate of Incorporation, they did severally acknowledge the same to be the act and deed of the signers, respectively and that the facts therein stated are truly set forth.

            GIVEN under my hand and seal of office the day and year aforesaid.

                                                        /s/ [ILLEGIBLE]
                                                  ---------------------------
                                                         Notary Public

                            CERTIFICATE OF AMENDMENT

                                       OF

                  CINCINNATI INTERNATIONAL FINANCE CORPORATION



                                     FILED
                              MAY 1 1970  10 A.M.

                                /s/ [ILLEGIBLE]
                                ---------------
                               SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                  CINCINNATI INTERNATIONAL FINANCE CORPORATION

                                     * * * *

      Cincinnati International Finance Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of Cincinnati International Finance Corporation by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

      RESOLVED that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and reas as follows:

    "FIRST: The name of the corporation (hereinafter called the Company) is

                Cincinnati Milacron International Finance Corp."

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statue were voted in favor of the amendment.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

      IN WITNESS WHEREOF, said Cincinnati International Finance Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Philip O. Geier, Jr. its President, and attested by N. Jouett Elmore, its Secretary, this 22nd day of April, 1970.

                                                Cincinnati International Finance
                                                           Corporation

(CORPORATE SEAL)

                                                By /s/ Philip O. Geier
                                                  ------------------------------
                                                            President

ATTEST:

By /s/ N. Jouett Elmore
  -------------------------
         Secretary

STATE OF OHIO      )
                   ) ss:
COUNTY OF HAMILTON )

      BE IT REMEMBERED that on this 22nd day of April, 1970, personally came before me, a Notary Public in and for the County and State aforesaid, Philip O. Geier, Jr, President of Cincinnati International Finance Corporation, a corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by the Secretary of said corporation is the common or corporate seal of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

(SEAL)                                                  /s/ Sam Redrow, Jr.
                                                --------------------------------
                                                         Notary Public

                                                SAM REDROW, JR., Notary Public
                                             My Commission expires Aug. 24, 1972

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                   * * * * *

      Cincinnati Milacron International Finance Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of said corporation, by unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

            RESOLVED, that in the judgment of the Board of Directors, it is deemed advisable to amend the Certificate of Incorporation so as to change the name of this Corporation from Cincinnati Milacron International Finance Corp. to Cincinnati Milacron International Marketing Company;

            RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

            "FIRST: the name of the Corporation (hereinafter called the Company) is Cincinnati Milacron International Marketing Company.";

            RESOLVED, that the aforesaid Resolution be submitted to the Stockholders of this Corporation for approval.

      SECOND: That in lieu of a meeting and vote of Stockholders, the Stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      IS WITNESS WHEREOF, said Cincinnati Milacron International Finance Corp. has caused this certificate to be signed by J. A. D. Geier, its President, and attested by R. G. Wilson, its Secretary, this 1st day of December, 1980.

                                 CINCINNATI MILACRON INTERNATIONAL FINANCE CORP.

                                 BY: /s/ J. A. D. Geier
                                    --------------------------------------------
                                    J. A. D. Geier - President

ATTESTS

By: /S/ R. G. Wilson
   ----------------------

                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 09/24/1998
                                                          981370955 - 0637104

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

CINCINNATI MILACRON INTERNATIONAL MARKETING COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

      RESOLVED, that the Certificate of Incorporation of CINCINNATI MILACRON INTERNATIONAL MARKETING COMPANY be amended by changing the First Article and Heading thereof so that, as amended, said Article and Heading shall be and read as follows:

      The name of the company is Milacron International Marketing Company.

SECOND: That in lieu of a meeting and vote of shareholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: This Certificate of Amendment shall be effective on October 10, 1998.

IN WITNESS WHEREOF, said CINCINNATI MILACRON INTERNATIONAL MARKETING COMPANY has caused this certificate to be signed by Wayne F. Taylor, its Secretary and Assistant Treasurer, this 24 day of September, 1998.

                          CINCINNATI MILACRON INTERNATIONAL MARKETING COMPANY

                          By: /s/ Wayne F. Taylor
                              --------------------------------------------------
                              Wayne F. Taylor, Secretary and Assistant Treasurer